UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2020

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8352
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On March 30, 2020, FutureFuel Corp. (NYSE: FF) (the “Company”) with FutureFuel Chemical Company, the Company’s wholly-owned subsidiary, as borrowers, and certain of the Company’s other indirect wholly-owned subsidiaries, as guarantors, amended and restated its credit agreement originally entered into on April 16, 2015 (as amended, the “Prior Credit Agreement”) by entering into an amended and restated credit agreement (the “Credit Agreement”) with the lenders party thereto and Regions Bank as administrative agent and collateral agent.

The material terms of the Prior Credit Agreement were previously disclosed in the Company’s Form 10-Q, which was filed with the Securities and Exchange Commission on May 11, 2015, and are incorporated herein by reference.

The majority of the terms of the Credit Agreement are similar to the terms of the Prior Credit Agreement. The Credit Agreement consists of a five-year revolving credit facility in a dollar amount of up to $100,000,000, which includes a sublimit of $30,000,000 for letters of credit and $15,000,000 for swingline loans (collectively, the “Credit Facility”).

The Company will be permitted to use net proceeds of any borrowings under the Credit Facility for working capital and other general corporate purposes. No borrowings were made under the Credit Facility at closing, and the Company does not anticipate any significant borrowings under the Credit Facility in the near future.

The Credit Facility contains certain affirmative and negative covenants, including negative covenants that limit or restrict, among other things, indebtedness, liens and encumbrances, dividends, burdensome agreements, mergers and fundamental changes, assets sales, investments, transactions with affiliates, changes in fiscal years and other matters customarily restricted in such agreements.

The interest rate floats at the following margins over LIBOR or base rate based upon the leverage ratio from time to time:

Consolidated Leverage Ratio	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans
< 1.00:1.0	1.00%	0.00%
> 1.00:1.0 and < 1.50:1.0	1.25%	0.25%
> 1.50:1.0 and < 2.00:1.0	1.50%	0.50%
> 2.00:1.0 and < 2.50:1.0	1.75%	0.75%
> 2.50:1.0	2.00%	1.00%

The material financial covenants, ratios or tests contained in the Credit Facility are as follows:

●	a consolidated leverage ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter less than or equal to 3.00 to 1.0; and

●	a consolidated interest coverage ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter of greater than or equal to 3.00 to 1.0.

Certain of the Company’s subsidiaries have entered into guarantees of payment on behalf of the Company for amounts outstanding under the Credit Facility. In addition, the Company and certain subsidiaries have entered into an amended and restated pledge and security agreement with Regions Bank to secure the obligations under the Credit Facility. Pursuant to the amended and restated pledge and security agreement, the Company and certain of its subsidiaries have pledged certain collateral, including but not limited to, interests in intellectual property rights and certain equity interests in their subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Jordan A. Federko
Jordan A. Federko, Secretary

Date: March 30, 2020